UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 14, 2010
(January 11, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

Agreement for Disposition of Escrowed Funds to Facilitate an Agreement in Principle to Settle, Subject to Approval by the Federal Energy Regulatory Commission (“FERC”), Certain California Energy Crisis Legal Proceedings.

On January 11, 2010, PNM Resources, Inc.’s (“PNMR”) wholly owned subsidiary, Public Service Company of New Mexico (“PNM”), entered into an “Agreement for the Disposition of Escrowed Funds” (the “Agreement”) in order to facilitate the agreement in principle to settle all remaining claims against PNM arising out of certain of its transactions in the California energy markets during the California energy crisis of 2000 and 2001.

The terms of the Agreement are summarized briefly below.  The summary is not intended to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this report.

Parties to the Agreement

In addition to PNM, the parties to the Agreement are Pacific Gas and Electric Company, Southern California Edison Company, San Diego Gas & Electric Company, the Public Utilities Commission of the State of California (“CPUC”), Edmund G. Brown Jr., Attorney General of the State of California, and the California Department of Water Resources (collectively the “Parties”).  The Parties, other than PNM, are referred to as the “California Parties”.

Except for joint ownership interests of PNM with Southern California Edison Company in the Four Corners Power Plant and the Palo Verde Nuclear Generating Station and related switchyards, neither PNMR nor PNM nor any of their affiliates have any material relationship (other than in respect of the Agreement) with any of the California Parties.

Material Terms of the Agreement

The Parties have reached an agreement in principle to settle all claims asserted by the California Parties against PNM arising out of certain of its transactions in the California energy markets during 2000 and 2001 (the “settlement”). The terms of such agreement in principle provide, among other things, for PNM to pay to the California Parties an amount of $45,000,000.00, consisting of the assignment of PNM receivables plus interest as of December 31, 2009 held by the California Independent System Operator (“ISO”) and the California Power Exchange (“PX”) in the amount of $13,089,625.20, plus a cash payment of $31,910,374.80 (the “Cash Payment”) and for the California Parties to release PNM from claims arising from the California energy crisis of 2000 and 2001.  To reflect the terms of the agreement in principle, PNM recorded an addition to its legal reserves of $5.8 million as of December 31, 2009.  During the nine months ended September 30, 2009, such reserves were increased by $26.2 million.  These pre-tax amounts, which were recorded as reductions of operating revenues, aggregate $32.0 million ($19.3 million after income taxes).  PNMR considers these increases in legal reserves to be non-recurring in nature and excludes them from the computation of on-going earnings.

Pursuant to the Agreement, within 5 business days after the date of the Agreement, PNM will pay the Cash Payment into an escrow account which has been established by the California Parties.  The Cash Payment and all interest accrued on such funds shall either 1) be distributed to the California Parties and other entities that purchased electricity through the ISO and PX during the relevant time period as settlement funds in accordance with the terms and conditions of the final and definitive settlement agreement (the “Definitive Agreement”) expected to be entered into among the Parties or 2) be distributed to PNM upon a termination event under the Agreement, including: a) the  termination of efforts to prepare and execute the Definitive Agreement based upon the failure of either PNM or the California Parties to have used best efforts to complete and file with FERC the Definitive Agreement on or before January 29, 2010; or b) the California Parties terminating the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before April 30, 2010; or c) PNM terminating the Definitive Agreement based on the failure of FERC to approve the Definitive Agreement on or before September 30, 2010; or d)  the failure of the Parties to execute the Definitive Agreement no later than April 15, 2010 and the termination by either PNM or the California Parties of further settlement efforts thereafter.

Although the execution of the Definitive Agreement will be subject to approval by the CPUC and the settlement itself will be subject to FERC approval, the effectiveness of the Agreement is not subject to such approvals.

For more information about the claims asserted by the California Parties against PNM arising out of its transactions in the California energy markets during 2000 and 2001, please see PNM’s and PNMR’s Annual Reports on Form 10-K for the year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

10.1	Agreement for the Disposition of Escrowed Funds, dated January 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: January 14, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)